Exhibit 3(i)(E)

                   CERTIFICATE OF AMENDMENT OF CERTIFICATE OF
                       INCORPORATION OF STERLING BANCORP

            Under Section 805 of the Business Corporation Law

            We, the undersigned, Louis J. Cappelli and Monica S. Lercher, being respectively the Chairman of the Board and the Corporate Secretary of Sterling Bancorp, a New York corporation (the "Corporation"), hereby certify that:

            FIRST. The name of the Corporation is Sterling Bancorp, and the name under which it was formed was STANDARD PRUDENTIAL UNITED CORPORATION.

            SECOND. The certificate of incorporation of the Corporation was filed by the Department of State on May 6, 1966.

            THIRD. The certificate of incorporation, as amended to this date, is hereby further amended pursuant to Sections 502 and 805 of the Business Corporation Law by deleting Section Four of ARTICLE FIFTH, relating to the designation of Preferred Shares Series C, none of which shares having ever been issued, and by deleting Section Five of ARTICLE FIFTH, relating to the designation of ESOP Convertible Preferred Shares, Series D, all of which shares having been heretofore retired upon their conversion into Common Shares.

            FOURTH. The foregoing amendment of the certificate of incorporation was authorized by the Board of Directors of the Corporation at a meeting duly called and held on February 19, 2004.

                                                                 Exhibit 3(i)(E)

            IN WITNESS WHEREOF, the undersigned have signed this certificate of amendment of certificate of incorporation on February 26, 2004 and affirm the statements contained herein as true under the penalties of perjury.

                                            Sterling Bancorp


                                            By: /s/ Louis J. Cappelli
                                                ---------------------------
                                            Name: Louis J. Cappelli
                                            Title: Chairman of the Board


                                            By: /s/ Monica S. Lercher
                                                ---------------------------
                                            Name: Monica S. Lercher
                                            Title:  Secretary


                                      -2-